Exhibit 1.1

BEDFORD PROPERTY INVESTORS, INC.

(a Maryland corporation)

2,400,000 Shares of 7 5/8% Series B Cumulative Redeemable Preferred Stock

UNDERWRITING AGREEMENT

March 30, 2004

Morgan Stanley & Co. Incorporated

Banc of America Securities LLC

RBC Dain Rauscher Inc.

c/o Morgan Stanley & Co. Incorporated

555 California Street, Suite 2200

San Francisco, California 94104

as Representative of the Underwriters named in Schedule A

Ladies and Gentlemen:

Bedford Property Investors, Inc., a Maryland corporation (the “Company”), proposes to issue and sell to Morgan Stanley & Co. Incorporated and each of the other underwriters named in Schedule A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Morgan Stanley & Co. Incorporated is acting as representative (in such capacity, the “Representative”), an aggregate of 2,400,000 shares of the Company’s Series B Cumulative Redeemable Preferred Stock, par value $.01 per share (the “Shares”) as set forth on Schedule A hereto upon the terms and subject to the conditions set forth in this Agreement. The titles, rights and preferences of the Shares shall be established by or pursuant to the Articles Supplementary for the Shares to be filed by the Company with the State Department of Assessments and Taxation of Maryland (the “SDAT”) on or prior to the Closing Time (as defined in Section 2(c)).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-112144) and Amendment No. 1 thereto, for the registration of debt securities, common stock and preferred stock, including the Shares under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 430A or Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”), and the Company has filed such post-effective amendments thereto as be required prior to the execution of this Agreement. Such registration statements (as so amended, if applicable) have been declared effective by the Commission. Such registration statements (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the “Rule 430A Information”) or Rule 434(d) of the 1933 Act Regulations (the “Rule 434 Information”), are referred to herein as the “Registration Statement”; and the final prospectus and the prospectus supplement relating to the offering of the Shares, in the form first furnished to the Underwriter by the Company for use in connection with the offering of the Shares, are collectively referred to herein as the “Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall be deemed to include all documents incorporated therein by reference pursuant to the

Securities Exchange Act of 1934, as amended (the “1934 Act”), prior to the date hereof; provided, further, that if the Company files a registration statement with the Commission pursuant to Section 462(b) of the 1933 Act Regulations (the “Rule 462 Registration Statement”), then, after such filing, all references to “Registration Statement” shall be deemed to include the Rule 462 Registration Statement; and provided, further, that if the Company elects to rely upon Rule 434 of the 1933 Act Regulations, then all references to “Prospectus” shall be deemed to include the final or preliminary prospectus in the form first furnished to the Underwriters by the Company in reliance upon Rule 434 of the 1933 Act Regulations. A “preliminary prospectus” shall be deemed to refer to any prospectus used before the registration statement became effective and any prospectus that omitted, as applicable, the Rule 430A Information, the Rule 434 Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations, that was used after such effectiveness and prior to the execution and delivery of this Agreement. For purposes of this Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included,” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which are incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be.

SECTION 1. Representations and Warranties of the Company.

(a) Representations and Warranties of the Company. The Company represents and warrants to the Underwriters, as of the date hereof and as of the Closing Time (as defined below) (in each case, a “Representation Date”), and agrees with the Underwriters, as follows:

(1) Compliance with Registration Requirements. The Company meets the requirements for use of Form S-3 under the 1933 Act. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, after due inquiry, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order preventing or suspending the use of the Prospectus has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, after due inquiry, threatened by the Commission or the state securities authority of any jurisdiction.

At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto (including the filing of the Company’s most recent Annual Report on Form 10-K with the Commission (the “Annual Report on Form 10-K”)) became effective and at each Representation Date, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and at the Closing Time will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and at the Closing Time will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. At the date of the Prospectus and at the Closing Time, the Prospectus and any amendments and supplements thereto did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, that no representation or warranty is made as to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of the Underwriters expressly for use in the Registration Statement or the Prospectus. If the Company elects to rely on Rule 434 of the 1933 Act Regulations, the Company will comply with the requirements of Rule 434.

Each preliminary prospectus and Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectus delivered to the Underwriter for use in connection with the offering of the Shares will, at the time of such delivery, be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the Shares, the Company has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees therefor.

(2) Incorporated Documents. The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the date of the Prospectus and at the Closing Time, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under they were made, not misleading.

(3) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in, or incorporated by reference into, the Registration Statement and the Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(4) Financial Statements. The financial statements of the Company included, or incorporated by reference, in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the respective entity or entities presented therein at the respective dates indicated and the statements of operations, changes in stockholders’ equity and cash flows of such entity for the periods specified. Such financial statements have been prepared in conformity with general accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus present fairly in accordance with GAAP the information required to be stated therein. The selected financial data, the summary financial information and other financial information and data included in, or incorporated by reference in, the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the last audited financial statements included or incorporated by reference in the Registration Statement and the Prospectus. In addition, any pro forma financial information and the related notes thereto included or incorporated by reference in the Registration Statement and the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines of the American Institute of Certified Public Accountants (“AICPA”) with respect to pro forma information and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are, in the opinion of the Company, reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All historical financial statements and information and all pro forma financial statements and information required by the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations are included, or incorporated by reference, in the Registration Statement and the Prospectus.

(5) No Material Adverse Change in Business. Since the respective dates as of which information is given in or incorporated by reference into the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise (a “Material Adverse Effect”), whether or not arising in the ordinary course of business, (B) there have been no transactions entered into by the Company or any subsidiary, other than those in the ordinary course of business, which are material with respect to the Company, (C) except for regular quarterly dividends on the common stock in amounts per share that are consistent with past practice and regular quarterly dividends on the Company’s 8.75% Series A Cumulative Redeemable Preferred Stock (the “Series A Preferred Stock”), there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(6) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect (each such jurisdiction as provided on Schedule 1).

(7) Good Standing of Subsidiaries. The subsidiaries listed on Schedule 1 are the only subsidiaries of the Company within the meaning of Rule 405 under the 1933 Act, and except for the subsidiaries, the Company owns no ownership or other beneficial interest, directly or indirectly, in any corporation, partnership, limited liability company, joint venture or other business entity. Each subsidiary of the Company listed on Schedule 1 has been duly organized and is validly existing as a corporation, limited partnership, limited liability company or other legal entity, as the case may be, in good standing under the laws of the state of its jurisdiction of incorporation or organization, as the case may be, with the requisite power and authority to own, lease and operate its properties, and to conduct the business in which it is engaged or proposes to engage as described in the Prospectus. Each such entity is duly qualified or registered as a foreign corporation, limited partnership or limited liability company or other entity, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification or registration is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or register would not have a Material Adverse Effect. Except as otherwise stated in the Registration Statement and the Prospectus, all of the issued and outstanding capital stock or other equity interests of each such entity have been duly authorized and validly issued and are fully paid and non-assessable, or with respect to partnership entities, to the extent due and payable, have been fully paid, and are owned directly or indirectly by the Company, in each case free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity. No shares of capital stock or other equity interests of such entities are reserved for any purpose, and there are no outstanding securities convertible into or exchangeable for any capital stock or other equity interests of such entities and no outstanding options, rights (preemptive or otherwise) or warrants to purchase or to subscribed for shares of such capital stock or other equity interests or any other securities of such entities, except as disclosed in the Prospectus.

(8) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectus in the column entitled “Actual” under the caption “Capitalization” (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to employee benefit plans referred to in the Prospectus or pursuant to the exercise of convertible securities or options referred to in the Prospectus).

(9) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(10) Authorization and Description of Securities. The shares of issued and outstanding capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights arising by operation of law, under the charter or bylaws of the Company, under any agreement to which the Company or any of its subsidiaries is a party or otherwise. The Shares being sold pursuant to this Agreement have been duly authorized and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable; the terms of the Shares conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the instruments defining the same; no holder of the Shares will be subject to personal liability by reason of being such a holder; and the issuance of the Shares is not subject to preemptive or other similar rights arising by operation of law, under the charter and bylaws of the Company, or under any agreement to which the Company is a party.

(11) Absence of Defaults and Conflicts. None of the Company or any of its subsidiaries is in violation of its charter, bylaws, certificate of limited partnership, partnership agreement, limited liability company agreement or other organizational document, as the case may be, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which any such entity is a party or by which any of them may be bound, or to which any of its property or assets is subject (collectively, “Agreements and Instruments”) except for such violations or defaults that would not have a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Articles Supplementary and the consummation of the transactions contemplated herein and in the Registration Statement and the Prospectus (including the use of the proceeds from the sale of the Shares as described under the caption “Use of Proceeds”) and compliance by the Company with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as described below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, any Agreement or Instrument except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not have a Material

Adverse Effect, nor will such action result in any violation of the provisions of the charter, by-laws or other organizational documents of the Company or any of its subsidiaries or any applicable law, statue, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or any of their assets or properties. As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its subsidiaries.

(12) Absence of Labor Dispute. No labor dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its principal suppliers, manufacturers, customers or contractors, which, in either case, may reasonably be expected to result in a Material Adverse Effect.

(13) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or by any court or government agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any of its subsidiaries, which is required to be disclosed in the Registration Statement and the Prospectus (other than as stated therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of this Agreement or the performance by the Company of its obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective properties or assets is the subject which are not described in the Registration Statement and the Prospectus, including ordinary routine litigation incidental to the business could not reasonably be expected to result in a Material Adverse Effect.

(14) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement, the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.

(15) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the offering, issuance or sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, state securities laws or the rules and regulations of the National Association of Securities Dealers, Inc. (the “NASD”).

(16) Possession of Licenses and Permits. The Company and its subsidiaries possesses such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and none of the Company or any of its subsidiaries has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(17) Title to Property. The Company and its subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear to all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement and Prospectus or (b) are not materially significant in relation to the business of the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement and Prospectus, are in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company of the continued possession of the leased or subleased premises under any such lease or sublease.

(18) Investment Company Act. None of the Company or any of its subsidiaries is, and upon the issuance and sale of the Shares as herein contemplated and the application of the net proceeds therefrom as described in the Prospectus will be, an “investment company” or any entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(19) Environmental Laws. Except as described in the Registration Statement and the Prospectus and except such violations as would not, singly or in the aggregate, result in a Material Adverse Effect, to the Company’s knowledge, after due inquiry (A) none of the Company or any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law and any judicial or administrative interpretation thereof including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws, and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (D) except as described in the Registration Statement and the Prospectus, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to any Hazardous Materials or the violation of any Environmental Laws.

(20) Qualification as a Real Estate Investment Trust. At all times since the date of formation of the Company’s predecessor, the Company has operated and qualified as a real estate investment trust under Section 856 through 860 of the Code and the related regulations, and has met all applicable organizational and operational requirements for qualification as a real estate investment trust, including the requirements relating to stock ownership and annual stockholder reporting, sources of income, nature of assets and annual distributions. Based on the Company’s current and anticipated status and operations, the Company will qualify as a real estate investment trust for the Company’s current taxable year and the Company has no reason to believe that it will be unable to maintain that status in subsequent taxable years.

(21) Authorization of the Articles Supplementary. The Articles Supplementary are, or will be prior to the Closing Time, accepted for record by the SDAT and will comply with all applicable legal requirements.

(22) Insurance. The Company and its subsidiaries have insurance policies in effect for their respective properties and other assets of the Company and the subsidiaries, covering risks and in amounts that are commercially reasonable for the assets owned and that are consistent with the types and amounts of insurance typically maintained by prudent owners of similar types of properties and assets, and none of such entities has reason to believe that it will be unable to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not result in a Material Adverse Effect.

(23) Reporting Company. The Company is subject to Section 13 or 15(d) of the 1934 Act.

(24) Tax Returns. The Company and its subsidiaries each have filed all federal, state, local and foreign income tax returns which have been required to be filed (except, in any case in which an extension has been granted or the failure to so file would not have a Material Adverse Effect) and have paid all taxes required to be paid and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except, in all cases, for any such tax, assessment, fine or penalty that is being contested in good faith.

(25) Stabilization/Manipulation. Neither the Company nor any of its directors, officers or controlling persons has taken or will take, directly or indirectly, any action resulting in the violation of Regulation M, or designed to cause or result under the 1934 Act or otherwise in, or which has constituted or which reasonably might be expected to constitute, the stabilization or manipulation of the price of any security of the Company or facilitation of the sale or resale of any such securities.

(26) Registration Rights. Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

(b) Officers’ Certificates. Any certificate signed by any officer of the Company or any authorized representative of the Company delivered to the Underwriters or to counsel for the Underwriters in connection with the offering of the Shares shall be deemed a representation and warranty by such entity or person, as the case may be, to the Underwriters as to the matters covered thereby on the date of such certificate and, unless subsequently amended or supplemented, at each Representation Date subsequent thereto.

SECTION 2. Sale and Delivery to the Underwriters; Closing.

(a) Firm Shares. On the basis of the representations and warranties contained herein and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price set forth in Schedule 2, the number of Shares set forth in Schedule A opposite the name of such Underwriter, plus any additional number of Shares which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b) Option Shares. INTENTIONALLY OMITTED.

(c) Payment and Delivery. The Company will deliver the Shares, with transfer taxes thereon duly paid, to the Representative for the respective accounts of the Underwriters in book entry form through the facilities of The Depository Trust Company (“DTC”) against payment of the purchase price in Federal (same day) funds by wire transfer to an account of the Company at Bank of America, in connection with the closing of such transactions, at the office of Simpson Thacher & Bartlett LLP, Palo Alto, California, at 10:00 A.M., New York time, on the fifth business day following the date of this Agreement (unless postponed in accordance with the provisions of Section 10), or at such other time not later than ten business days thereafter as the Representative and the Company determine, such time being herein referred to as the “Closing Time”). It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Shares which it has agreed to purchase. The Representative, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Shares to be purchased by any Underwriter whose funds have not been received by the Closing Time, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d) Denominations; Registration. Certificates for the Shares shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the Shares will be made available for examination and packaging by the Representative in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

SECTION 3. Covenants of the Company.

The Company covenants with the Underwriters as follows:

(a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(d), will comply with the requirements of Rule 430A of the 1933 Act Regulations and/or Rule 434 of the 1933 Act Regulations, if and as applicable, and will notify the Underwriters immediately, and confirm the notice in writing, of (i) the effectiveness of any post-effective amendment to the Registration Statement or the filing of any supplement or amendment to the Prospectus, (ii) the receipt of any comments from the Commission, (iii) any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424 and will take such steps as it deems necessary to ascertain promptly whether the Prospectus transmitted for filing under Rule 424 was received for filing by the Commission and, in the event that it was not, it will promptly file the Prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b) Delivery of Registration Statements and Prospectuses. The Company, as promptly as possible, shall furnish the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative and counsel for the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and of each amendment thereto for each of the Underwriters. The Company will deliver to each Underwriter, without charge, as many copies of each preliminary prospectus as the Underwriters may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will also furnish to the Underwriters, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus as such Underwriter may reasonably request. If applicable, the Registration Statement, the Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(c) Notice and Effect of Material Events. The Company will comply with the 1933 Act and the 1933 Act Regulations and the 1934 Act and the 1934 Act Regulations so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and in the Registration Statement and the Prospectus. The Company shall immediately notify the Underwriters, and confirm such notice in writing, of (x) any filing made by the Company of information relating to the offering of the Shares with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) at any time when the Prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of Shares, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company (i) make any statement in the Registration Statement or the Prospectus false or misleading or (ii) are not disclosed in the Registration Statement or the Prospectus. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Underwriters or counsel for the Underwriters, to amend the Registration Statement in order that the Registration Statement will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or to amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(d), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters and counsel for the Underwriters, without charge, such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(d) Amendment to Registration Statement and Supplements. The Company shall advise the Underwriters promptly of any proposal to amend or supplement the Registration Statement (including any filing under Rule 462(b) of the 1933 Act Regulations), the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, and shall not effect such amendment or supplement without the consent of the Underwriters. Neither the consent of the Underwriters, nor the Underwriters’ delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

(e) Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, to qualify the Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may reasonably designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify or register as a foreign partnership or as a dealer in securities in any jurisdiction in which it is not so qualified or registered, or provide any undertaking or make any change in its charter or bylaws that the Board of Directors of the Company reasonably determines to be contrary to the best interests of the Company and its stockholders or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Shares have been so qualified or registered, the Company shall file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the dated of this Agreement.

(f) Earnings Statement. The Company shall timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its security holders as soon as practicable an earnings statement (in form complying with Rule 158 of the 1933 Act Regulations) for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(g) Reporting Requirements. The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, shall file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

(h) REIT Qualification. The Company shall use its best efforts to continue to meet the requirement to qualify as a “real estate investment trust” under the Code for the taxable year in which sales of the Shares are to occur and for its future taxable years.

(i) Use of Proceeds. The Company shall use the net proceeds received by it from the sale of the Shares in the manner specified in the Prospectus under “Use of Proceeds.”

(j) 1934 Act Filings. During the period from the Closing Time until one year after the Closing Time, the Company shall deliver to the Underwriters, promptly upon request, copies of all current, regular and periodic reports of the Company filed with any securities exchange or with the Commission or any governmental authority succeeding to any of the Commission’s functions; provided, however, that the Company shall not be required to provide the Underwriters with any such reports on similar forms that have been filed with the commission by electronic transmission pursuant to EDGAR.

(k) Articles Supplementary. The Company shall execute the Articles Supplementary and file then with the SDAT prior to the Closing Time.

(l) DTC. The Company shall cooperate with the Underwriters and their reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(m) Listing. The Company shall use its commercially reasonable best efforts to effect and maintain the listing of the Shares within 30 days from the Closing Time, on the New York Stock Exchange.

SECTION 4. Payment of Expenses.

(a) Expenses. The Company shall pay, whether or not the transactions contemplated by this Agreement are consummated or this Agreement becomes effective or is terminated, all expenses incident to the performance of its obligations under this Agreement including (i) the preparation and filing of the Registration Statement, any preliminary prospectus, the Prospectus and amendments and supplements to any of the foregoing, (ii) the preparation, printing and delivery to the Underwriters of this Agreement and any other documents as may be required in connection with the registration, offering, purchase, sale and delivery of the Shares, (iii) the preparation, registration, issuance and delivery of the Shares, or any certificates for the Shares to the Underwriters, including any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Shares to the Underwriters and any charges of DTC in connection herewith, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors or agents (including transfer agents and registrars), as well as the reasonable fees and disbursements of any Transfer agent, and their respective counsel, (v) the qualification of the Shares under state securities laws in accordance with the provisions of Section 3(e) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of a blue sky survey, (vi) the preparation, printing and delivery to the Underwriters of copies of the Registration Statement (including financial statements and any schedules or exhibits and any document incorporated by reference) any preliminary prospectus, the Prospectus and any amendments or supplements to any of the foregoing, (vii) the fees charged by nationally recognized statistical rating organizations for the rating of the Shares, if applicable, (viii) all filing fees and the reasonable fees and disbursements of counsel to the Underwriters incurred in connection with the review and qualification of the offering of the Shares by the National Association of Securities Dealers, Inc. (the “NASD”) and (ix) all fees and expenses in connection with the preparation and filing of the registration statement on Form 8-A relating to the Shares and all costs and expenses incident to listing the Shares on the New York Stock Exchange.

(b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9, the Company shall reimburse the Underwriters for all of its out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

SECTION 5. Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters are subject to the accuracy of the representations and warranties of the Company contained in Section 1 hereof or in certificates of any officer or authorized representative of the Company delivered pursuant to the provisions hereof, to the performance by the Company of its covenants and other obligations hereunder, and to the following further conditions:

(a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing information relating to the description of the Shares, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b)(1), (2), (3), (4) and/or (5), as applicable (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A), or, if the Company has elected to rely upon Rule 434 of the 1933 Act Regulations, a term sheet including the Rule 434 Information shall have been filed with the Commission in accordance with Rule 424(b)(7).

(b) Opinions of Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Company, in form and substance satisfactory to counsel for the Underwriters. Such opinion shall address each of the items set forth in Exhibit A-1.

(c) Opinions of Maryland Counsel for Company. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Venable LLP, Maryland counsel for the Company, in form and substance satisfactory to counsel for the Underwriters. Such opinion shall address each of the items set forth in Exhibit A-2.

(d) Opinion of Counsel for Underwriters. At the Closing Time, the Representative shall have received the favorable opinion, dated as of the Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, in form and substance reasonably acceptable to the Underwriters.

(e) Officers’ Certificate. At the Closing Time, there shall not have been, since the date of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of (x) the Chief Executive Officer, President or a Vice President and of the Chief Financial Officer or Chief Accounting Officer of the Company, dated as of the Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1 are true and correct, in all material respects, with the same force and effect as though expressly made at and as of the Closing Time, (iii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time, (iv) no stop order suspending the effectiveness of the Registration Statement or any part thereof and no order suspending the sale of the Shares in any jurisdiction has been issued and no proceedings for that purpose have been initiated or threatened by the Commission or by the state securities authority of any jurisdiction, (v) the Prospectus did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (vi) none of the events listed in Section 9(a) shall have occurred, and (y) the Chief Financial Officer, the Chief Accounting Officer or other relevant or appropriate officers of the Company, dated as of the Closing Time, as to any other matters requested by the Underwriters.

(f) Accountant’s Comfort Letter. At the time of the execution of this Agreement, the Underwriters shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated such date, in form and substance satisfactory to the Representative and counsel to the Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” as set forth in the AICPA’s Statement on Auditing Standards 72 to underwriters with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement and the Prospectus.

(g) Bring-down Comfort Letter. At the Closing Time, the Representative shall have received from each of KPMG LLP and PricewaterhouseCoopers LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (f) of this Section 5, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(h) No Objection. If the Registration Statement or an offering of Shares has been filed with the NASD for review, the NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

(i) Additional Documents. At the Closing Time, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

(j) Termination of this Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4, and except that Sections 1, 6, and 7 shall survive any such termination and remain in full force and effect.

(k) Additional Closing. INTENTIONALLY OMITTED

SECTION 6. Indemnification.

(a) Indemnification of Underwriters. The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(1) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereto, including the Rule 430A Information and the Rule 434 Information, if applicable or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus or in any amendment or supplement thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(2) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided, that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and

(3) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by the Representative), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (1) or (2) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter expressly for use in the Prospectus (or any amendment or supplement thereto); and provided, further, that with respect to any untrue statement or alleged untrue statement in or omission or alleged omission from any preliminary prospectus, the indemnity agreement contained in this subsection (a) shall not inure to the benefit of any Underwriter that sold the Shares concerned to the person asserting any such loss, liability, claim, damage and expense, to the extent that such sale was an initial resale by such Underwriter and any such loss, liability, claim, damage and expense of such purchaser results from the fact that there was not sent or given to such person, at or prior to the written confirmation of the sale of such Shares to such person, a copy of the final Prospectus if the Company had previously furnished copies thereof to such Underwriter.

(b) Indemnification of Company and Company’s Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Company, each of the Company’s directors, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) including the Rule 430A information and the Rule 434 information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by the Representative, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d) Settlement Without Consent If Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel in accordance with the provisions hereof, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(2) effected without its written consent if (i) such settlement is entered into in good faith by the indemnified party more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

SECTION 7. Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of such Shares (before deducting expenses) received by the Company and the total underwriting discount received by the Underwriters, bear to the aggregate initial public offering price of the Shares.

The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’ respective obligations to contribute pursuant to this Section are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or authorized representatives of the Company submitted pursuant hereto or thereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of the Underwriters or any controlling person, or by or on behalf of the Company, and shall survive delivery of and payment for the Shares.

SECTION 9. Termination.

(a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus (exclusive of any supplement thereto), any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (ii) if there has occurred any material adverse change in the financial markets in the United States or internationally or any outbreak of hostilities or escalation thereof or other calamity or crisis, or any change or development involving a prospective change in national or international political, financial, or economic conditions, in each case the effect of which is such as to make it, in the reasonable judgment of the Representative, impracticable or inadvisable to market the Shares or to enforce contracts for the sale of the Shares, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the New York Stock Exchange, the Nasdaq National Market or the American Stock Exchange or in the over-the-counter market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, (iv) if a banking moratorium has been declared by either Federal, New York, or Maryland authorities, or (v) a material disruption in commercial banking or securities settlement or clearance services in the United States has occurred.

(b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided, further, that Sections 1, 6, and 7 hereof shall survive such termination and remain in full force and effect.

SECTION 10. Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at the Closing Time to purchase the Shares which it or they are obligated to purchase under this Agreement (the “Defaulted Shares”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Shares in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

(a) If the number of the Defaulted Shares does not exceed 10% of the number of Shares to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or

(b) If the number of Defaulted Shares exceeds 10% of the number of Shares to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in termination of this Agreement, either the Representative or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section.

SECTION 11.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to Morgan Stanley & Co. Incorporated at 1585 Broadway, 2nd Floor, New York, New York 10036, attention of Fixed Income Syndicate with a copy to Bonnie A. Barsamian, Clifford Chance US LLP, 200 Park Avenue, New York, New York 10166; and notices to the Company shall be directed to it at 270 Lafayette Circle, Lafayette, CA 94549, attention of Hanh Kihara, with a copy to Simpson Thacher & Bartlett LLP, 3330 Hillview Avenue, Palo Alto, CA 94304, attention of Kevin Kennedy.

SECTION 12. Parties.

This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and thereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives and the Company, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 13. GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION	14. Effect of Headings.

The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this Agreement, along with all counterparts, shall become a binding agreement between the Underwriters, and the Company in accordance with its terms.

Very truly yours,

BEDFORD PROPERTY INVESTORS, INC.

By:	/s/ Hanh Kihara
Name:	Hanh Kihara
Title:	Chief Financial Officer

CONFIRMED AND ACCEPTED,

as of the date first

above written:

MORGAN STANLEY & CO. INCORPORATED

By:	MORGAN STANLEY & CO. INCORPORATED

	By:	/s/ Michael Fusco
	Name:	Michael Fusco
	Title:	Executive Director

For themselves and as Representative of the other Underwriters named in Schedule A hereto.

SCHEDULE A

2,400,000 Shares of 7 5/8% Series B Cumulative Redeemable Preferred Stock

Name of Underwriter	Shares
Morgan Stanley & Co. Incorporated	800,000
Bank of America Securities LLC	800,000
RBC Dain Rauscher Inc.	800,000

Total	2,400,000

SCHEDULE 1

List of Material Foreign Qualifications

Arizona

California

Colorado

Nevada

Oregon

Washington

List of Subsidiaries

Subsidiary Name	State of Organization
Bedford Laguna Hills Square SPE, Inc.	Arizona

Bedford Petaluma SPE, Inc.	Arizona

Bedford Village Green SPE, Inc.	Arizona

Bedford Philips Business Center SPE, Inc.	Arizona

Bedford Phoenix Tech Center SPE, Inc.	Arizona

Bedford Rio Salado SPE, Inc.	Arizona

Bedford Federal Way II, LLC	Delaware

Bedford Towne Centre Plaza, LLC	Delaware

Bedford Waterpark, LLC	Delaware

SCHEDULE 2

1.	The initial offering price of the Shares shall be $25.00 per share.

2.	The purchase price to be paid by the several Underwriters for the Shares shall be $24.2125 per share, being an amount equal to the initial public offering price set forth above less $0.7875 per share.

3.	The dividend rate on the Shares shall be 7 5/8% per annum.

4.	The maximum selling commission is $0.50 per share and the maximum reallowance discount is $0.45 per share.